Exhibit 3.1

BANC OF CALIFORNIA, INC.
SIXTH AMENDED AND RESTATED BYLAWS
(Effective May 11, 2023)
I.
STOCKHOLDERS
1.01Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (if any), on such date, and at such time as the Board of Directors shall each year fix; provided, that the Board of Directors may determine, in its discretion, that such meeting may be held partially or solely by remote communication in accordance with the Maryland General Corporation Law (the “MGCL”). Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.
1.02Special Meetings.
A.Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by (i) the President, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors or (iv) the Secretary at the request of stockholders pursuant to subsection (B) of this Section 1.02.
B.Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only upon receipt of a written request that complies with the requirements of this subsection (B) (a “Special Meeting Request”) from stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting (the “Requisite Percentage”). Such Special Meeting Request must be delivered to the principal executive offices of the Corporation addressed to the Chief Executive Officer or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonable estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (1) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (2) the date, time and place (if any) and the means of remote communication (if any) of the special meeting.
1.To be in proper form, a Special Meeting Request must be signed by one or more stockholders (the “Requesting Stockholder”) and include:

(i)a description of the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting (including the text of any proposal to be presented at the meeting and, in the event such business includes a proposal to amend the Corporation’s Charter or these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the meeting (collectively, “Proposal Information”);
(ii)documentary evidence that such Requesting Stockholder(s) own in the aggregate not less than the Requisite Percentage as of the date of such Special Meeting Request; provided, however, that if any Requesting Stockholder is not the beneficial owner of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence of such Requesting Stockholder’s authority to execute the Special Meeting Request on behalf of the beneficial owner; and
(iii)as to each Requesting Stockholder, any beneficial owner on whose behalf the Special Meeting Request is being made and any Control Person (as defined below) of such persons:
(a)the Stockholder Information (as defined in Section 1.09(C)(1) of these Bylaws);
(b)a certification that such Requesting Stockholder will continue to hold at least the number of shares of the Corporation set forth in the Special Meeting Request with respect to such Requesting Stockholder through the date on which notice of the applicable special meeting is sent to stockholders; and
(c)an agreement by such Requesting Stockholder to notify the Corporation immediately in the case of any reduction prior to the record date for the special meeting of any shares of capital stock owned beneficially or of record by such Requesting Stockholder and an acknowledgement by such Requesting Stockholder that any such reduction shall be deemed a revocation of such Special Meeting Request to the extent of such reduction, such that the number of shares so reduced shall not be included in determining whether the Requisite Percentage has been reached and maintained.
2.The Requesting Stockholder must update and supplement such Special Meeting Request, if necessary, so that the information provided or required to be provided in such Special Meeting Request pursuant to this Section 1.02(B) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof); provided, that this Section 1.02(B)(2) shall not permit any such Requesting Stockholder(s) to change any proposed business specified in such Special Meeting Request (or add any proposed business) after the deadlines hereunder have expired.
3.In determining whether a special meeting of stockholders has been requested by the holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests received by the Secretary will be considered together only if such Special Meeting Requests (i) identify identical or substantially similar items to be acted on at the meeting as determined in good faith by the Board of Directors and (ii) have been dated and received by the Secretary within 60 days of the earliest dated Special Meeting Request.
4.Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the commencement of the applicable special meeting by written revocation received by the Secretary. If, following such revocation (including any revocation resulting from a reduction of shares), at any time before the date on which notice of the applicable special meeting is sent to stockholders, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
5.Notwithstanding the foregoing, the Corporation shall not be required to convene a special meeting requested by stockholders if the Special Meeting Request does not comply with this Section 1.02(B) or the Special Meeting Request (x) relates to an item of business that is not a proper subject for stockholder action under applicable law or (y) was made in a manner that involved a violation of applicable law.
6.Business transacted at any special meeting requested by stockholders shall be limited to (i) the purpose or purposes stated in any valid Special Meeting Request and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of such special meeting. Unless otherwise required by law, if none of the Requesting Stockholders who submitted the Special Meeting Request (or a Qualified Representative (as defined below) thereof) appear at the special meeting to present the proposal set forth in the Special Meeting Request, then the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
7.Compliance by a Requesting Stockholder with the requirements of this Section 1.02(B) shall be determined in good faith by the Board of Directors.
C.For purposes of these Bylaws:

1.The term “Qualified Representative” of a stockholder shall mean a person who is (i) a duly authorized officer, manager or partner of such stockholder or (ii) authorized by a writing complying with Section 1.06 of these Bylaws to act for such stockholder as proxy at the meeting of stockholders; provided that, in the case of subsection (ii), such person must produce such writing, or a reliable reproduction thereof, at the meeting of stockholders.
2.The term “beneficial owner” and correlative terms shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
1.03Notice of Meetings. Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the date, time and place (if any) of the meeting and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or a waiver by electronic transmission which is filed with the records of the stockholders’ meeting, or is present at the meeting in person or by proxy.
1.04Adjournment and Postponement. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Prior to being convened, a meeting of stockholders may be postponed from time to time to a date not more than 120 days after the original record date.
1.05Quorum. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast one third of all the votes entitled to be cast at the meeting constitutes a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to the same or another place, means of remote communication, date or time, without further notice unless otherwise required by law.

1.06General Right to Vote; Proxies.
A.Unless the Corporation’s Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Except for the election of directors, and except as otherwise required by law or as provided in the Corporation’s Charter, all matters on which stockholders shall vote shall be determined by a majority of the votes cast at the meeting. For purposes of these Bylaws, votes cast shall not include any shares held in the street name for which voting instructions have not been received from the beneficial owner and for which the broker does not have discretionary authority to vote (“broker non-votes”) and any abstentions; provided that broker non-votes and abstentions shall be counted as present for purposes of determining a quorum.
B.Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, (i) directors shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees is less than or equal to the number of open board seats (an “Uncontested Election”) and (ii) directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees exceeds to the number of open board seats (i.e., a contested election). For purposes of the foregoing sentence, a majority of the votes cast at a meeting shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” or “withheld” with respect to that director’s election. With regard to Uncontested Elections, if a nominee for director who is an incumbent director is not elected by a majority of votes cast at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating Committee (or similar committee) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating Committee’s (or similar committee’s) recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. The Nominating Committee (or similar committee) in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating Committee (or similar committee) or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors and/or such director is reappointed to the Board pursuant to the provisions of Section 2.02 of these Bylaws, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of

Section 2.02 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.01 of these Bylaws.
C.A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of a telegram, cablegram, datagram, electronic mail or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy, an interest as a party to a voting agreement created in accordance with Section 2-510.1 of the MGCL or another general interest in the Corporation or its assets or liabilities.
1.07Conduct of Business. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair appoints. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.
1.08Conduct of Voting. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. At all meetings of stockholders, the proxies and ballots shall be received, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes not otherwise specified by these Bylaws, the Corporation’s Charter or law, shall be decided or determined by the inspector of elections. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chair of the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.
1.09Advance Notice of Stockholder Proposals and Director Nominations.

A.Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in this Section 1.09, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.09. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders only pursuant to the Corporation’s notice of meeting.
B.For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting is first made. No adjournment or postponement of an annual meeting shall commence a new period for the giving of notice of a stockholder proposal hereunder.
C.To be in proper form, a stockholder’s notice to the Secretary must:
1.set forth, as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any Control Person of such persons:
(i)the name and address of such person, as they appear on the Corporation’s books;
(ii)(a) the class and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such person , (b) the dates such shares were acquired, (c) the investment intent of such acquisitions and (d) evidence of such beneficial and/or record ownership;
(iii)any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(iv)any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation;
(v)any short interest in any security of the Corporation (for purposes of this Section 1.09 a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (a “Short Interest”);
(vi)any rights to dividends on the shares of the Corporation owned by such person that are separated or separable from the underlying shares of the Corporation;
(vii)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(viii)any performance-related fees (other than an asset-based fee) that such person is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person not later than ten days after the record date for the meeting to disclose such ownership as of the record date);
(ix)any material interest in such business of such person;
(x)a description of all agreements, arrangements and understandings between such person and any other person or entity (including their names) in connection with the nomination or proposal of such business by such stockholder or the capital stock of the Corporation;
(xi)any other information relating to such person that would be required to be disclosed in a Schedule 13D, in connection with the acquisition of shares as if such person has acquired beneficial ownership of more than 5% of the outstanding shares of common stock of the Corporation, regardless of whether such person is required to file a Schedule 13D;

(xii)any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(xiii)a written representation of the stockholder giving the notice that such stockholder (or a Qualified Representative thereof) intends to appear in person at the meeting to bring such business before the meeting; and
(xiv)a written representation from the stockholder giving the notice as to whether such stockholder, any beneficial owner on whose behalf the nomination or proposal is made or any Control Person of such stockholder or beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement to and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (b) otherwise to solicit proxies in support of such proposal or election, and/or (c) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act;
(the information collectively described in this clause (C)(1), the “Stockholder Information”);
2.in addition to the information required by Section 1.09(C)(1), if the proposal of business includes the nomination of a person for election to the Board of Directors, then, as to each person whom the stockholder proposes to nominate for election or reelection as a director, include:
(i)the name, age, business address and residence address of such person;
(ii)the principal occupation or employment of such person;
(iii)(a) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (b) the dates such shares were acquired, (c) the investment intent of such acquisitions, (d) evidence of such beneficial and/or record ownership and (e) any Derivative Instruments or Short Interests owned by such person;
(iv)all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement, associated proxy card and other proxy materials as a nominee and to serving as a director if elected);

(v)a completed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made in the form required by the Corporation (which form the stockholder giving the notice shall request in writing from the Secretary and which the Secretary shall provide to the stockholder within ten days of receiving such request); and
(vi)a written representation and agreement in the form required by the Corporation (which form the stockholder giving the notice shall request in writing from the Secretary and which the Secretary shall provide to the stockholder within ten days of receiving such request) that such person:
(a)will comply with the Corporation’s processes for evaluating any person being considered for nomination to the Board of Directors, including an agreement to meet with the Joint Compensation, Nominating and Corporate Governance Committee, if requested, to discuss matters relating to the nomination of such person, including the information provided by such person to the Corporation in connection with his or her nomination and eligibility to serve as a member of the Board of Directors;
(b)consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check;
(c)is not ineligible for election to the Board of Directors pursuant to the director qualifications set forth in Section 2.12 of these Bylaws and, if elected as a director of the Corporation, will comply with the applicable requirements set forth therein;
(d)is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(e)is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;

(f)in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable laws, the rules of any stock exchange on which the Corporation’s securities are traded and any publicly disclosed corporate governance, conflict of interest, code of business conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation;
(g)will abide by the requirements of Section 1.06(B) of these Bylaws;
(h)consents to being named in the Corporation’s proxy statement, associated proxy card and other proxy materials as a nominee;
(i)intends to serve the full term if elected as a director of the Corporation; and
(j)will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;
(the information collectively described in this clause (C)(2), the “Nomination Information”);
3.as to any other business that the stockholder proposes to bring before the meeting, in addition to the information required by Section 1.09(C)(1), set forth the Proposal Information.
D.A stockholder providing notice under this Section 1.09 must update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.09 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof), provided, that this Section 1.09(D) shall not permit any such stockholder(s) to change any proposed business or nominee specified in such notice (or add any proposed business or nominee), as the case may be, after the deadlines hereunder have expired.
E.Unless otherwise required by law, if the stockholder (or a Qualified Representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination or proposal set forth in the stockholder’s notice in compliance with the stockholder’s representation required by Section 1.09(C)(1)(xiii), then the Corporation need not present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
F.Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any proposal of business or nomination must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
G.Only such persons who are nominated in accordance with the procedures set forth in this Section 1.09 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.09. Except as otherwise provided by law, the Charter or these Bylaws, the chair of the meeting shall have the power to determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.09 and, if any proposed nomination or business is not in compliance with this Section 1.09, to declare that such defective proposal or nomination shall be disregarded.
H.Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by such Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

I.Notwithstanding the foregoing provisions of this Section 1.09, all director nominations are subject to any required regulatory approval(s) and to the director qualifications set forth in Section 2.12, and a proposed director will not be entitled to vote on any matter or otherwise take any action in the capacity of a director until all required regulatory approvals, if any, have been obtained. In addition, notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.09. Nothing in this Section 1.09 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
J.For purposes of these Bylaws, the term “Control Person” shall mean, with respect to any person, any other person exercising control over such person. The term “control,” with respect to any company exercising control over another company, shall have the meaning as such term is defined in the Bank Holding Company Act of 1956.
1.10Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of the stockholders’ meetings (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.
II.
BOARD OF DIRECTORS
2.01     Function of Directors, Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation may be changed from time to time from the number provided in the Charter, exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (as such term is defined in the MGCL), to a number not exceeding 15 and not less than the minimum number of directors permitted by the MGCL, but the action may not affect the tenure of office of any director. The Board of Directors shall annually elect a chair of the Board of Directors (the “Chair of the Board”) from among its members and shall designate, when present, the Chair of the Board or the Chief Executive Officer (if the Chief Executive Officer is a director) to preside at its meetings.
Directors elected at each annual meeting of stockholders shall be elected for a term of office of one year expiring at the conclusion of the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

2.02     Vacancies and Newly Created Directorships. Subject to the right of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum. Any director so chosen to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders, and shall serve until a successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Corporation’s Charter.
2.03     Resignation. A director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chair of the Board, or the Secretary of the Corporation. A resignation shall be effective when such notice is given unless the notice states a later effective time or makes the resignation effective on the occurrence of an event. Acceptance of the resignation shall not be required to make the resignation effective.
2.04     Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places (if any) or by means of remote communication (if any), on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place or means of remote communication, and no notice need be given of any such adjourned meeting other than by announcement.
2.05     Special Meetings. Special meetings of the Board of Directors may be called by two or more of the directors then in office or by the Chair of the Board and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix. Notice of the date, time, place (if any) and means of remote communication (if any) by which directors may participate at the meeting of each such special meeting shall be given to each director who has not waived such notice (i) by mailing written notice not less than five days before the meeting or (ii) by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting; provided, however, that in the case of a special meeting called by the Chair of the Board where exigent circumstances are deemed by him or her to exist, notice of such meeting may be given by any of the means described in clause (ii) above less than 24 hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. No notice of any meeting of the Board of Directors need be given to any director who attends such meeting except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the meeting, waives such notice. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place or means of remote communication, and no notice need be given of any such adjourned meeting other than by announcement.
2.06     Quorum. At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to the same or another place, means of remote communication, date, or time, without further notice or waiver thereof.
2.07     Participation in Meetings by Remote Communication. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.
2.08     Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws, the Corporation’s Charter or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors entitled to vote on the action and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.
2.09     Powers. The Board of Directors may, except as otherwise required by law, these Bylaws or the Corporation’s Charter, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
(1)To declare dividends from time to time in accordance with law;
(2)To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
(3)To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
(4)To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
(5)To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
(7)To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
(8)To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.
2.10Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees (and expenses, if any) and other compensation (including performance-based awards and equity awards) for their services as directors, including, without limitation, their services as members of committees of the Board of Directors, and taking into account their individual roles on the Board of Directors and succession planning.
2.11Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (1) he or she announces his or her dissent at the meeting and (2) (i) his or her dissent shall be entered in the minutes of the meeting, (ii) he or she shall file his or her dissent to such action in writing with or by electronic transmission to the person acting as the secretary of the meeting before the adjournment thereof or (iii) he or she shall forward such dissent by certified mail, return receipt requested, or electronic transmission to the secretary of the meeting or the Secretary of the Corporation within 24 hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action or failed to make his or her dissent known at the meeting.
2.12Qualifications. No person shall be eligible for election or appointment to the Board of Directors if such person (i) has, within the previous 10 years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision, (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law, (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime or (iv) is a party (either directly or through an affiliate) to litigation or an administrative proceeding adverse to the Corporation or its bank subsidiary, except (1) derivative litigation brought in the name of the Corporation by the director in his or her capacity as a stockholder of the Corporation, (2) litigation otherwise arising exclusively out of such person’s rights as a stockholder of the Corporation (including, but not limited to the nomination of directors or stockholder proposals as contemplated hereunder or under Maryland law or federal securities laws), or exclusively relating to the election of directors of the Corporation, or (3) litigation related to the enforcement of such person’s rights under these Bylaws or the Corporation’s Charter, or arising under any employment, consulting, indemnity or similar agreement arising out of or relating to such person’s service as an employee, director, officer, agent or other representative of the Corporation or any of its subsidiaries. Each director of the Corporation is obligated to inform the Corporation immediately of any occurrence which comes within subsections (i), (ii), (iii) or (iv) of this Section 2.12. A director of the Corporation who becomes unqualified to serve as a director pursuant to this Section 2.12 shall immediately cease to serve as a director of the Corporation without the necessity of action by the Board of Directors to remove or suspend the director. In case of a director who becomes unqualified under subsection (iv) of this Section 2.12, the director may be considered for reelection to the Board of Directors after the conclusion of the litigation or administrative proceeding. The Corporation shall confirm in writing to any director who becomes unqualified to serve as a director of the Corporation as set forth in this Section 2.12, that the director has become unqualified and shall immediately cease to serve as a director of the Corporation. No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group that includes a person who is ineligible for election to the Board of Directors under this Section 2.12. The Board of Directors shall have the power to construe and apply the provisions of this Section 2.12 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person or a group and whether a person is included in a group.
III.
COMMITTEES
3.01     Committees of the Board of Directors. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to (i) authorize the issuance of stock other than as provided in the next sentence, (ii) recommend to the stockholders any action which requires stockholder approval (other than the election of directors), (iii) amend these Bylaws, or (iv) approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number or the maximum aggregate offering price of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-208 of the MGCL. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

3.02    Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. One-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum and all matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Action may be taken by any committee without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee entitled to vote on such action and filed in paper or electronic form with the minutes of the proceedings of such committee.
IV.
OFFICERS
4.01     Generally.
A.The Board of Directors shall choose a President, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person, except no person may serve concurrently as both President and Vice President of the Corporation.
B.Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.
C.All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.
4.02     Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.
Each meeting of the stockholders and of the Board of Directors shall be presided over by such officer as has been designated by the Board of Directors or, in his or her absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his or her absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his or her absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

4.03     President. The President, subject to the control of the Board of Directors, shall act in an executive capacity as shall be directed from time to time by the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may determine from time to time (which may include, without limitation, assisting the Chief Executive Officer in the management and oversight of the administration and operation of the Corporation’s business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe.
4.04     Vice President. The Vice President or Vice Presidents, if any, shall perform the duties of the President in the President’s absence or during his or her disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President.
4.05     Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President.
4.06     Treasurer. The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President, and may be required to give bond, payable by the Corporation, for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.
4.07     Assistant Secretaries and Other Officers. The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Treasurer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President.
4.08     Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President, the Chief Executive Officer, or any other officer of the Corporation authorized by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.
V.
STOCK
5.01     Certificates of Stock; Uncertificated Shares. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation’s transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder, at the stockholder’s request and without charge, a statement in writing or by electronic transmission of the same information required above on stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Corporation’s Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chair of the Board, Vice Chair of the Board or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other officer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.
5.02     Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate or uncertificated shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate or uncertificated shares and record the transaction upon its books.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland and subject to Section 5.05 of these Bylaws.
Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.
5.03     Record Dates or Closing of Transfer Books. The Board of Directors may, and shall have sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.04 of these Bylaws, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.
5.04     Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other that complies with Section 2-114 of the MGCL. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive offices of the Corporation.
5.05     Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
5.06     Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate or uncertificated shares in place of a stock certificate which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate alleged to have been lost, stolen or destroyed to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate or uncertificated shares. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate or uncertificated shares without the order of a court having jurisdiction over the matter.
5.07     Regulations. The issue, transfer, conversion and registration of shares of stock shall be governed by such other regulations as the Board of Directors may establish.
VI.
FINANCE
6.01     Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chair of the Board, the Chief Executive Officer, the President, a Vice President, an Assistant Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.
6.02     Annual Statement of Affairs. The Chief Executive Officer or Chief Accounting Officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal executive offices.
6.03     Fiscal Year. The fiscal year of the Corporation shall be the 12 calendar months ending on December 31 in each year.
6.04     Dividends. If declared by the Board of Directors or a duly authorized committee of the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Corporation’s Charter.
6.05     Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
6.06     Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

VII.
MISCELLANEOUS
7.01     Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile electronic signatures elsewhere specifically authorized in these Bylaws, facsimile and electronic signatures of any officer or officers of the Corporation may be used.
7.02     Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
7.03     Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any advisor, accountant, appraiser or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such expert or consultant may also be a director.
7.04     Notices. Except as otherwise specifically provided in these Bylaws or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by sending such notice by facsimile machine or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or dispatched, if delivered through the mail, by telegram or mailgram or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.
7.05     Waivers. A waiver in writing or by electronic transmission of any notice, which waiver is given by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be provided, shall be deemed equivalent to the notice required to be provided to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
7.06     Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

VIII.
AMENDMENTS
The Bylaws of the Corporation may be adopted, amended or repealed as provided in Article 9 of the Corporation’s Charter.